           As filed with the Securities and Exchange Commission on March 6, 2000
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                                  __________

                                EXPONENT, INC.

     A Delaware Corporation     I.R.S. Employer Corporation No. 77-0218904
                                                                ----------

             149 Commonwealth Drive, Menlo Park, California  94025
                                 650-326-9400

                                 EXPONENT, INC

                      1998 NONSTATUTORY STOCK OPTION PLAN
                            1999 STOCK OPTION PLAN
                          RESTRICTED STOCK AWARD PLAN
                         EMPLOYEE STOCK PURCHASE PLAN


===================================================================================================================================
                                                 CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                          Proposed Maximum    Proposed Maximum
                                                            Amount to be   Offering Price         Aggregate          Amount of
           Title of Securities to be Registered              Registered       Per Share        Offering Price     Registration Fee
Common Stock                                                   1,355,000        $   8.0630        $ 9,807,000            $2,589.05
1998 Stock Nonstatutory Stock Option Plan
    - Shares subject to outstanding options                      347,386        $   5.5725(1)     $ 1,935,808            $  511.05
    - Shares reserved for issuance                               107,614        $   8.0630        $   867,692(2)         $  229.07
1999 Stock Option Plan
 -Shares subject to outstanding options                          300,000        $    7.219        $ 2,165,700            $  571.74
 -Shares reserve for issuance                                    100,000        $   8.0630        $   806,300(2)         $  212.86
Restricted Stock  Award Plan                                     100,000        $   8.0630        $   806,300(2)         $  212.86
Employee Stock Purchase Plan                                     400,000        $   8.0630        $ 3,225,200(2)         $  851.45

     (1) Calculated based upon the weighted average exercise price of the options outstanding in accordance with Rule 457.

     (2) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on March 2, 2000.

--------------------------------------------------------------------------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed or to be filed with the Commission by the registrant are incorporated by reference in this registration statement:

        (a) The registrant's latest Annual Report on Form 10-K for the fiscal year ended January 1, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) The registrant's Quarterly Report on Form 10-Q for the quarters ended October 1, 1999, July 2, 1999 and April 2, 1999;

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrants Annual Report referred to in (a) above;

        (d) The description of the Common Stock of the registrant contained in the registrant's registration statement on Form 8-A filed on June 25th, 1990 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

        (e) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by Exponent, Inc pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of Exponent, Inc.'s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

        Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a par hereof.

Item 4. DESCRIPTION OF SECURITIES.

  Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VII of the Amended and Restated Bylaws of Exponent, Inc. provides that the Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify any person against expenses (including attorney's fee), judgements, fines, and amounts paid in settlement actually and reasonable incurred in connection with any threatened, pending, or completed action, suit, or proceeding in which sure person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The Corporation is required to indemnify a director or officer in connection with an action, suit, or proceeding initiated by such director or officer only if the initiation of such action, suit, or proceeding by the director or officer was authorized by the board of Directors of the Corporation.

The Corporation will pay the expenses incurred by a director or officer of the Corporation entitled to indemnification in defending any action, suit, or proceeding in advance of its final disposition; provided that payment of expenses incurred by a director or officer of the Corporation will be repaid if it is determined that the director or officer is not entitled to be indemnified.

The right conferred on any person by these Articles shall not be exclusive of any other rights which such person may have or hereafter acquired under any statue, provision of the Corporation's Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, for any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8. EXHIBITS

5.1 Opinion of counsel as to the legality of the securities being registered

23.1      Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit 5.1)

23.2      Consent of KPMG LLP

99.1      The 1998 Nonstatutory Stock Option Plan

99.2      The 1999 Stock Option Plan

99.3      Restricted Stock Award Plan

Item 9. UNDERTAKINGS

     A. Rule 415 Offering. The undersigned registrant hereby undertakes:
        -----------------

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on

Form S-3 ((S)239.13 of this chapter) or Form S-8 ((S)239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Filing incorporating subsequent Exchange Act documents by reference
        -------------------------------------------------------------------

The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Request for acceleration of effective date or filing of registration
        --------------------------------------------------------------------
statement on Form S-8
---------------------

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California, on the 6th day of March 2000.

                        EXPONENT, INC.


                        Michael R. Gaulke

                        /s/  Michael R. Gaulke
                        Title: President, Chief Executive Officer, and Director
                                                    March 6, 2000

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Gaulke and Richard Schlenker, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
----------------------------------       ------------------------------------------------    -----------------------
/s/ Edward J. Keith                      Chairman of the Board                                March 6, 2000
-------------------

/s/ Michael R. Gaulke                    President, Chief Executive Officer, and Director     March 6, 2000
---------------------
                                         (Principal Executive Officer)

/s/ Richard L. Schlenker                 Chief Financial Officer and Secretary (Principal     March 6, 2000
------------------------
                                         Financial and Accounting Officer)

/s/ Samuel H. Armacost                   Director                                             March 6, 2000
----------------------

/s/ Barbara M. Barrett                   Director                                             March 6, 2000
----------------------

/s/ Jon  R. Katzenbach                   Director                                             March 6, 2000
----------------------

/s/ Subbaiah V. Malladi, Ph.D            Director                                             March 6, 2000
-----------------------------

/s/ Roger L. McCarthy, Ph.D              Director                                             March 6, 2000
---------------------------

/s/ George T. Van Gilder                 Director                                             March 6, 2000
------------------------

                                 EXHIBIT INDEX
Exhibit
Number
  5.1    Opinion of counsel as to legality of securities being registered
 23.1    Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit 5.1)
 23.2    Consent of KPMG LLP
 99.1    1998 Nonstatutory Stock Option Plan
 99.2    1999 Stock Option Plan
 99.3    Restricted Stock Award Plan